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                                                                 Exhibit 99.1

                                                                PRESS RELEASE
[JLG logo]                                              FOR IMMEDIATE RELEASE

JLG INDUSTRIES, INC.
1 JLG Drive
McConnellsburg, PA 17233-9533
Telephone (717) 485-5161                               CONTACT:  JUNA ROWLAND
Fax (717) 485-6417                  DIRECTOR - CORPORATE & INVESTOR RELATIONS
www.jlg.com                                        (240) 313-1816, IR@JLG.COM


                JLG INDUSTRIES' ACQUISITION OF OMNIQUIP RECEIVES
                               ANTITRUST CLEARANCE

         MCCONNELLSBURG, PA, JULY 28, 2003 - JLG Industries, Inc. (NYSE: JLG) announced today that it has received notification of early termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, applicable to the acquisition of OmniQuip business unit of Textron. As previously announced, JLG will purchase the assets of Trak International, Inc., which include all operations relating to the Sky Trak and Lull brand telehandler products for a purchase price of $100 million. No further regulatory approvals are required in order to complete the transaction, which is expected to close in early August.


         The HSR Act affords the federal government the opportunity to review certain transactions prior to consummation to determine whether they may be prohibited under antitrust laws. The HSR Act provides this opportunity by imposing a 30-day waiting period during which the parties may not consummate the transaction unless the Federal Trade Commission and the Department of Justice terminate the waiting period prior to its expiration.

ABOUT OMNIQUIP

         OmniQuip designs, manufactures and markets a wide range of multi-brand telescopic material handlers and is North America's leading producer of telehandlers. The company's products, which are marketed under the Sky Trak and Lull brand names, are used in numerous construction and maintenance applications by commercial, infrastructure and building contractors, as well as by customers in other construction, military and agricultural markets. OmniQuip is also a key supplier of telescopic material handlers to the U.S. Army and to the U.S. Marine Corps.

ABOUT JLG INDUSTRIES

         JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

                                     (more)


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JLG Industries, Inc. - page 2

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) limitations on customer access to credit for purchases; (iv) limitations on our ability to finance future acquisitions and integrate acquired businesses ; and (v) costs of raw materials and energy, as well as other risks as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended April 30, 2003.

                    For more information, visit www.jlg.com.

 NOTE: Information contained on our website is not incorporated by reference into this press release.


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